Exhibit 99.1

Beacon Announces Appointment of Interim Chief Financial Officer

Announces Preliminary Above Expectations Results for Fourth Quarter and Full Year 2023

Exceeded Ambition 2025 Revenue and Shareholder Return Targets in 2023

Announces Preliminary 2024 Outlook

HERNDON, VA. — (BUSINESS WIRE) — January 10, 2024 — Beacon (Nasdaq: BECN) (the “Company”, “we,” “us” or “our”) is announcing the appointment of Carmelo Carrubba, Beacon’s current Vice President of Strategy and Transformation, as Interim Chief Financial Officer, effective January 20, 2024. Beacon is also announcing its estimated preliminary results for the quarter and full year ended December 31, 2023 and its preliminary 2024 outlook.

Appointment of Carmelo Carrubba as Interim Chief Financial Officer

Beacon today announced the appointment of Carmelo Carrubba, Beacon’s current Vice President of Strategy and Transformation, as Interim Chief Financial Officer, effective January 20, 2024, while the Company conducts an external search for its next Chief Financial Officer. “I’m delighted that Carmelo has accepted this interim responsibility and look forward to working with him in this expanded role until a permanent CFO has been appointed,” said Julian Francis, Beacon’s President and CEO. The Company previously announced that Executive Vice President & Chief Financial Officer Frank Lonegro will be leaving the Company effective February 1, 2024 to become the chief executive officer of a publicly traded company outside of the building products industry.

Mr. Carrubba joined Beacon in April 2022 as Vice President of Strategy and Transformation and as a member of Beacon’s Executive Committee. In these key leadership positions, Mr. Carrubba shares responsibility for creating and supporting the value creation framework to drive the successful execution of Beacon’s Ambition 2025. Mr. Carrubba has extensive executive, functional and operational experience, having joined Beacon from Glatfelter, a US publicly-traded leading manufacturer of engineered materials, where he served as Vice President of Strategy and Sustainability, after serving in a similar role at Jacob Holm, a privately-held engineered material manufacturer, where he served as Corporate Vice President of Strategy and Sustainability. Prior to Jacob Holm, Mr. Carrubba spent 14 years within the exteriors industry at publicly traded Owens Corning, serving in various roles of increasing responsibility including strategic planning, general management with full P&L responsibilities, global commercial excellence director and Vice President of Strategic Marketing. While at Owens Corning, he also oversaw the deployment and execution of several major capital investments ranging in size from $10 million to $150 million. Mr. Carrubba also worked as a Manager for Bain & Company. He holds a B.A. in Economics and Business Administration from the University of Catania in Catania, Italy and an M.B.A. from INSEAD, Singapore and Fontainebleau, France.

Preliminary Results for Fourth Quarter and Full Year 2023

Beacon’s net sales for the quarter ended December 31, 2023 are expected to be approximately $2.3 billion. Gross margins for the quarter ended December 31, 2023 are expected to be approximately 25.7%. Net income for the quarter ended December 31, 2023 is estimated to range between $92 million and $96 million. Diluted net income per share is expected to range between $1.42 to $1.48 per share. Adjusted EBITDA for the quarter ended December 31, 2023 is estimated to range between $212 million and $217 million. Reconciliations of the Adjusted EBITDA ranges in this release to the most directly comparable GAAP financial measures are attached to this press release.

Net sales for the full year ended December 31, 2023 are expected to be approximately $9.1 billion. Gross margins for the full year ended December 31, 2023 are expected to be approximately 25.6%. Net income for the full year ended December 31, 2023 is estimated to range between $432 million and $436 million. Diluted net income per share is expected to range between $(0.48) to $(0.42) per share. Adjusted EBITDA for the full year ended December 31, 2023 is estimated to range between $925 million and $930 million.

These quarter and full year results are at the high end of the Company’s previously issued guidance primarily due to higher revenue. “This performance demonstrates the team’s continued high level of execution on Ambition 2025 in a dynamic macroenvironment,” said Julian Francis, Beacon’s President and CEO.

The Company anticipates announcing final earnings results for the quarter and full year ended December 31, 2023 on or about February 27, 2024.

The above fourth quarter and full year results are still preliminary and subject to the Company’s detailed quarter and year-end close procedures. The Company’s consolidated financial statements as of, and for the three and twelve months ended December 31, 2023 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly and annual review of the Company’s consolidated financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the fourth quarter and full year when they are completed and publicly disclosed. These preliminary estimates may change, and those changes may be material. The Company’s expectations with respect to its unaudited results for the periods discussed above are based on management estimates. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.

Preliminary 2024 Outlook

While Beacon expects a mixed market environment, it currently expects to deliver low single-digit top line growth in 2024, exclusive of new acquisitions in 2024. Beacon expects that sales growth in 2024 will be driven primarily by our Ambition 2025 initiatives, including greenfields and previously announced acquisitions, price carryover, and the benefit of two additional selling days in 2024, partially offset by expectations of weather-related demand resetting to the 10-year average and a slowdown in new muti-family and non-residential starts.

With relatively stable gross margins year over year, the Company currently expects full year 2024 Adjusted EBITDA to grow by low single digits versus the Company’s record performance in 2023. The Company expects to further refine this guidance in connection with its fourth quarter earnings release, reflecting, among other things, the completion of quarter-end close procedures, the Company’s performance in January and February 2024, any acquisitions completed in the first quarter, and the Company’s continuing assessment of macroeconomic conditions.

The Company expects to continue its execution of its Ambition 2025 initiatives in 2024, including investments in tuck-in acquisitions and greenfields, enhancements to its sales organizations, expansion of its digital and private label offerings, growth in its national accounts business, initial deployment of the Company’s pricing model, and driving productivity through branch optimization efforts and Bottom Quintile Branch improvements. Capital expenditure levels are expected to remain generally in line with 2023.

The preliminary full year 2024 financial outlook estimates described above are based on information available to management as of the date hereof, and as a result, these expectations could change.

Forward-Looking Statements

This release contains information about management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will,” “outlook,” “project” and other words and expressions of similar meaning. Examples of forward-looking statements include statements about the Company’s preliminary estimates for its fourth quarter and full year 2023 financial results, and 2024 financial outlook and prospects. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the U.S. Securities and Exchange Commission. The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

This press release contains Company estimates of and outlook for Adjusted EBITDA, a financial measure that is not presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). For definitions of these terms, an explanation of why we use the measure Adjusted EBITDA, the material limitations of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, please see the Appendix to this press release.

About Beacon

Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of building products, including roofing materials and complementary products, such as siding and waterproofing. The Company operates over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of nearly 100,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT®, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com.

INVESTOR CONTACT

Binit Sanghvi

VP, Capital Markets and Treasurer

Binit.Sanghvi@becn.com

972-369-8005

MEDIA CONTACT

Jennifer Lewis

VP, Communications and Corporate Social Responsibility

Jennifer.Lewis@becn.com

571-752-1048

BEACON ROOFING SUPPLY, INC.

We define Adjusted EBITDA as net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, less the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and other adjusting items. The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated, including the estimated expected range for the quarter ended December 31, 2023:

	Three Months Ended
	3/31/2023	6/30/2023	9/30/2023	12/31/2023
(Unaudited; in millions)				Low		High
Net income (loss)	$24.8	$153.8	$161.3	$92		$96
Income taxes	8.0	54.5	57.3	30		31
Interest expense, net	29.0	27.6	36.4		39
Depreciation and amortization	43.0	43.2	44.5		45
Stock-based compensation	6.0	8.3	7.9		6
Adjusting items[1]	2.2	2.9	2.2		—

Adjusted EBITDA	$113.0	$290.3	$309.6	$212		$217

1.	Composed of acquisition and restructuring costs.

The following table presents the estimated expected range of Adjusted EBITDA for the year ending December 31, 2023:

	Year Ending December 31, 2023
(Unaudited; in millions)	Low		High
Net income (loss)	$432		$436
Income taxes	150		151
Interest expense, net		132
Depreciation and amortization		176
Stock-based compensation		28
Adjusting Items[1]		7

Adjusted EBITDA	$925		$930

1.	Composed of acquisition and restructuring costs.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period.

We believe that Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.

While we believe Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs relate. In addition, Adjusted EBITDA may differ from similarly titled measures presented by other companies.